EXHIBIT 99.1
                                                          ------------

                                     2003
                      EMPLOYERS MUTUAL CASUALTY COMPANY
                         INCENTIVE STOCK OPTION PLAN


1. PURPOSE. The purpose of this Stock Option Plan, which shall be known as the "2003 Employers Mutual Casualty Company Incentive Stock Option Plan" (the "Plan"), is to promote the interests of Employers Mutual Casualty Company (the "Company" or "EMCC") and its policyholders, and the interests of all of its Subsidiaries and Affiliates (as each is hereinafter defined) including specifically EMC Insurance Group Inc. ("EMC Group") and its subsidiaries and the interests of the other shareholders of EMC Group, by strengthening the ability of the Company to attract and retain key personnel with exceptional abilities by furnishing them with incentives for the acquisition and long term accumulation of the common stock of EMC Group, and also by giving them a common interest with the other shareholders in the continued growth and success of the Company. The Plan provides for the grant of incentive stock options in accordance with the terms and conditions set forth below.

       The term "Subsidiary" shall mean any corporation of which a majority of the voting stock is owned or controlled, directly or indirectly, by the Company. The term "Affiliate" shall mean any non-stock corporation which is required under Iowa law to be shown as a member of the EMCC Insurance Holding Company System. The term "Company" when used in the Plan with reference to employment shall include Subsidiaries and Affiliates of the Company. Unless otherwise required by the context, the term "option" shall refer to the incentive stock options granted under the Plan.

2. ADMINISTRATION. The Plan has been proposed and promulgated at the request of the Board of Directors (the "Board") of the Company, and shall be subject to the Board's approval. Implementation of the Plan shall also be subject to the approval of the policyholders of the Company, and the shareholders of EMC Group.

       The Plan shall be administered by the Senior Executive Compensation and Stock Option Committee of the Board or such other committee as the Board may appoint to administer the Plan (the "Committee"), consisting of three or more Directors, each of whom is not an "Eligible Employee" as defined in Section 4 of the Plan; and the Committee shall be further constituted to the extent, if any, required in order that the Plan complies with the applicable rules under
Section 16(b) of the Securities Exchange Act of 1934, as amended (the "1934
Act").

        The Committee shall have full power and complete authority, except as limited by law, the 1934 Act, the Plan, and the Articles of Incorporation and Bylaws of the Company, to take all actions necessary and appropriate hereunder
(i) to establish, amend, rescind or waive appropriate rules and regulations relating to the Plan; (ii) to construe and interpret the Plan and any agreement or instrument entered into under the Plan; (iii) to decide all questions of fact and resolve all disputes arising from the Plan's application; (iv) to select the Eligible Employees (as hereinafter defined) to receive awards under the Plan; (v) to make awards in such forms and amounts as it shall determine; (vi) to impose such limitations, restrictions, terms

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and conditions upon such awards as it shall deem appropriate and as shall be consistent with the Plan; (vii) to correct any defect or omission, or to reconcile any inconsistency, in the Plan or in any award granted thereunder; and (viii) to take all such steps and make all such determinations in connection with the Plan and the options granted thereunder as it may deem necessary or advisable. All determinations, decisions and other actions made by the Committee pursuant to the provisions of the Plan shall be final, conclusive and binding on all persons, including without limitation the Company, its policyholders, Directors, officers and employees (including Eligible Employees and Optionees) and their estates, beneficiaries and legal representatives, subject however to the authority of the Board to amend, modify and/or terminate the Plan as provided in Section 19 of the Plan.

       The Committee may, in its discretion, designate an administrator for the day to day operations of the Plan. A majority of the Committee shall constitute a quorum, and the acts of a majority shall be sufficient for the taking of any action under the Plan.

3. STOCK. The stock to be subject to options under the Plan shall be shares of EMC Group common stock of the par value of $1.00 per share (the "Stock"). The total amount of Stock on which options may be granted under the Plan shall not exceed 500,000 shares, which EMCC shall provide from Stock (i) owned by EMCC, (ii) purchased by EMCC on the open market, or (iii) acquired by EMCC through means other than open market purchases, including direct purchases from EMC Group. All Stock owned or acquired by EMCC which is used to fund option exercises under the Plan will be transferred to EMC Group for issuance to the Optionee (as defined in Section 5 hereof). Such number of shares is subject to adjustment in accordance with the provisions of Section 12 hereof. The shares involved in the unexercised portion of any terminated, lapsed or expired options under the Plan may again be subjected to options under the Plan, to the maximum extent possible under the then-applicable rules under Section 16 of the 1934 Act.

4. ELIGIBILITY. To be eligible for a grant of an option by the Committee, an individual must be a regular employee who is treated as a full time employee in the personnel records of the Company and who is an officer or key employee of the Company (as determined by the Committee) as of the respective date on which the grant is made or on which eligibility is to be determined for other purposes; such individuals are hereinafter referred to as "Eligible Employee(s)." Those Directors who are not officers or key employees of the Company or of any Subsidiary or Affiliate will not be eligible under this Plan. Subject to the provisions of this Plan and as hereinafter provided, options may be granted to such Eligible Employees as the Committee may select and for such number of shares as the Committee may designate. The Committee shall take into account the duties of the respective employees, their present and potential contributions to the success of the Company and its Subsidiaries and Affiliates, and such other factors as it shall deem relevant in connection with accomplishing the purposes of the Plan.

5. GRANT OF OPTIONS. Each Eligible Employee to whom an option is granted is hereinafter sometimes referred to as the "Optionee".

       Where appropriate, the term "Optionee" may refer to both the individual to whom the option is granted and to his or her beneficiary or legal representative in the event of death.

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       The granting of an option pursuant to the Plan shall take place when the Committee, by resolution, written consent, or other appropriate action, determines to grant such an option to an Optionee. The date on which the option shall be granted (hereinafter sometimes referred to as the "Date of Grant") shall be the date of the appropriate action by the Committee or such later date as may then be determined. Following such grant, a notice thereof shall be sent to the Optionee stating the number of shares under option, the Date of Grant, and the option price per share. If deemed advisable by the Committee, the notice may be accompanied by an option agreement to be signed by the Company and the Optionee, which agreement shall contain provisions not inconsistent with the Plan. Any individual may hold more than one option at any one time.

       The aggregate fair market value (determined as of the Date of Grant) of shares of stock with respect to which incentive stock options are exercisable for the first time by the Optionee during any calendar year under this Plan shall not exceed $100,000.

       No Optionee shall be granted an option if, immediately before the option is to be granted, the Optionee owns, directly or indirectly, more than ten percent (10%) of the common Stock and other stock (if any) of EMC Group possessing more than ten percent (10%) of the total combined voting power or value of all classes of stock of EMC Group, or of any Subsidiary of the Company or EMC Group; provided, however, that the limitation stated in this paragraph shall not apply if at the time such option is granted the option price is not less than one hundred ten percent (110%) of the fair market value (at the time the option is granted) of the Stock subject to the option, and such option by its terms is not exercisable after the expiration of five (5) years from the date such option is granted.

6. OPTION PRICE. The option price per share with respect to each option shall be determined by the Committee but shall not be less than 100% of the fair market value of the Stock on the Date of Grant, subject to the limitation in the last paragraph of Section 5 above.

7. FAIR MARKET VALUE. For the purpose of determining the option price, the fair market value of the Stock on the Date of Grant shall be the average between the high and low prices reported (as of the close of regular trading) on Nasdaq-online.com for the Date of Grant.

       The fair market value of the Stock, as of any date other than the Date of Grant, shall be the average between the high and low prices reported on Nasdaq-online.com for such date.

       In the event the high and low prices for a particular date are not reported on Nasdaq-online.com (e.g., if no trades in the Stock occurred on the date in question), then the prices reported on Nasdaq-online.com for the closest date prior thereto shall be used.

8. TERM AND VESTING OF OPTIONS. Each option shall be for a period of two or more years, not to exceed ten (subject to the limitation in the last paragraph of Section 5 above), as determined by the Committee at the time of grant of the respective option. The term shall commence on the Date of Grant. At the end of the term, all rights to the option shall expire.

       Each option shall have a vesting period of two, three, four, or five years, as determined by the Committee at the time of granting the respective option, with the option becoming exercisable in equal annual cumulative increments. The vesting period shall commence one year from the Date of Grant

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with the exception of an option with a two-year vesting period, for which the vesting period shall commence on the Date of Grant.

       By way of example only, if the option had a term of ten years and a five-year vesting period, then such option could only be exercisable in accordance with the following schedule:

a. During the first year, the Optionee could not exercise the option as to any shares.

b. During the second year, the Optionee may exercise the option as to not more than one/fifth (20%) of the shares under option.

c. During the third year, the Optionee may exercise the option as to not more than two/fifths (40%) of the shares under option less that number of shares for which the option was exercised in the second year.

d. During the fourth year, the Optionee may exercise the option as to not more than three/fifths (60%) of the shares under option less that number of shares for which the option was exercised in the prior years.

e. During the fifth year, the Optionee may exercise the option as to not more than four/fifths (80%) of the shares under option less that number of shares for which the option was exercised in the prior years.

f. During the sixth through the tenth years, the Optionee may exercise the option as to all of the shares under the option less that number of shares for which the option was previously exercised.

       As a further example, if the option has a term of eight years and a four-year vesting period, then the Optionee could exercise the option as to not more than 25% during the second year, not more than 50% during the third year, not more than 75% during the fourth year, and as to 100% during the fifth through the eighth years.

9. EXERCISE OF OPTIONS. An option shall be exercised when written notice of such exercise has been given to the Company at its home office in Des Moines, Iowa (either Attention: Chief Executive Officer or Attention:
Corporate Secretary) by the Optionee accompanied by full payment for the shares with respect to which the option is exercised. All, or any portion, of the option exercise price, at the discretion of the Committee and in accordance with such rules, regulations and restrictions as may be established from time to time by the Committee, may be paid by the surrender to EMC Group, at the time of exercise, of shares of previously acquired Stock owned by the Optionee, to the extent that such payment does not require the surrender of a fractional share of such previously acquired Stock. For this purpose, shares of previously acquired Stock shall be valued at fair market value on the date the option is exercised. Notwithstanding the foregoing, the minimum number of shares of previously acquired Stock which may be so surrendered is 100, and only one such surrender shall be permitted in any thirty (30) day period. No shares shall be issued or delivered until full payment therefor has been made.

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10.    NON-TRANSFERABILITY OF OPTIONS.  No option shall be transferable by an
Optionee otherwise than at death and then only by a written designation of the beneficiary or beneficiaries as provided in this Section 10 or by will or the laws of descent and distribution. During the lifetime of the Optionee, the option shall be exercisable only by such Optionee, or a guardian or conservator for such Optionee if appointed by court order.

       An Optionee may file with the Company a written designation of a beneficiary or beneficiaries (subject to such limitations as to the classes and number of beneficiaries and contingent beneficiaries and such other limitations as the Committee may from time to time prescribe) to exercise, in the event of the death of the Optionee, such option rights, subject to the provisions of Section 11 hereof. An Optionee may from time to time revoke or change any such designation of beneficiary and any designation of beneficiary under the Plan shall be controlling over any other disposition, testamentary or otherwise; provided, however, that if the Committee shall be in doubt as to the right of any such beneficiary to exercise any such option, or in the event that no written designation of beneficiary is on file, the Committee may determine to recognize only an exercise by the legal representative of the Optionee, in which case the Company, the Committee and the members thereof shall not be under any further liability to anyone.

11. TERMINATION OF EMPLOYMENT OR DEATH. In the event of termination of employment, for a reason other than death or Cause (as hereinafter defined) or disability, an Optionee shall have the right, for a period of three months from the effective date of termination, to exercise an option or options which he or she has previously been granted, but only to the extent that such option(s) was or were exercisable by such Optionee on the date of termination; provided, however, in the event the termination of employment is due to retirement, the Optionee shall have the right during such three-month period to exercise the option(s) previously granted to him or her as to all shares, to the extent not previously exercised, whether or not exercisable on the date of termination, but excluding any terminated, lapsed or expired option(s).

       In the event of termination of employment due to permanent and total disability, the Optionee shall have the right, for a period of twelve months from the effective date of such termination, to exercise the option(s) previously granted to him or her as to all shares, to the extent not previously exercised, whether or not exercisable on the date of termination, but excluding any terminated, lapsed or expired option(s).

       In the event of termination of employment due to Cause, all unexercised options of such Optionee, whether or not exercisable on the date of termination, shall immediately terminate and all rights thereunder shall cease. "Cause" means the willful and continued failure to substantially perform the Optionee's assigned duties with the Company (other than a failure resulting from the Optionee's total and permanent disability), the willful engaging in conduct which is demonstrably injurious to the Company, monetarily or otherwise, including any act of dishonesty, commission of a felony, or a significant violation of any statutory or common law duty of loyalty to the Company.

       In the event of the death of the Optionee, prior to his or her termination of employment, the designated beneficiary or the legal representative of the Optionee, as the case may be, shall have the right, for a period of twelve months from the date of death, to exercise the option(s) previously granted to the Optionee as to all shares, whether or not

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exercisable as of the date of death, to the extent not previously exercised and excluding any terminated, lapsed or expired options. In the event of the death of the Optionee, after his or her termination of employment for a reason other than for Cause, but during the three-month period or twelve-month period, as the case may be, for exercise of the option, the designated beneficiary or the legal representative of the Optionee, as the case may be, shall have the right for a period of six months from the date of death or the original term from date of termination or employment, whichever is longer, to exercise the option(s) as to all shares which were subject to the exercise of such option(s) at date of death.

       To the extent such options are not exercised within the three-month, six-month or twelve-month applicable periods, those options shall lapse at the expiration of such period(s).

       No transfer of an option right, other than by filing a written designation of beneficiary pursuant to Section 10 hereof, shall be effective to bind the Company unless the Company shall have been furnished with a copy of the Will and/or such other evidence as the Committee may deem necessary to establish the validity of the transfer. Such transfer shall be subject to the terms and conditions of such option.

12. STOCK ADJUSTMENT, RECLASSIFICATION, MERGER, OR CONSOLIDATION. The total amount of Stock on which options may be granted under the Plan and the option rights (both as to the option price and the number of shares as to which the option may be exercised) shall be appropriately adjusted for any increase or decrease in the number of outstanding shares of Stock resulting from (i) payment of a stock dividend on Stock, (ii) a subdivision or combination of shares of Stock, (iii) a stock-split of Stock, (iv) a reclassification of Stock, (v) any other distributions to common shareholders other than cash dividends; or (vi) any other change in the authorized number or par value of the Stock; and (vii) subject to the provisions contained in the next following paragraph, in the event of a merger or consolidation in which EMC Group shall be the surviving corporation.

       After any merger of one or more corporations into EMC Group or after any consolidation of EMC Group and one or more corporations in which EMC
Group shall be the surviving corporation, each Optionee shall have the right to exercise, in lieu of the number of shares of Stock as to which such option right could then be so exercised, the number and class of shares of Stock or other securities to which such Optionee would have been entitled pursuant to the terms of the agreement of merger or consolidation if at the time of such merger or consolidation such Optionee had been a holder of record of a number of shares of Stock equal to the number of shares as to which such option right shall then be so exercised.

       Notwithstanding any provision in this Plan or any agreement, in the event of a Change in Control, all outstanding options shall immediately become exercisable in full. "Change in Control" shall be deemed to have occurred as of:

(1) the closing date of the restructuring of the Company or EMC Group as a result of merger, consolidation, takeover or reorganization unless at least sixty percent (60%) of the members of the Board of Directors of the corporation resulting from such merger, consolidation, takeover or reorganization were members of the Board of either the Company or EMC Group immediately prior to such event; or

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(2)    the occurrence of any other event that is designated as being a
"Change of Control" by a majority vote of the Directors of the Board of the Company who are not also employees of the Company.

       The foregoing adjustments and the manner of application of the foregoing provisions shall be determined by the Company in its sole discretion. Any such adjustment may provide for the elimination of any fractional share which might otherwise become subject to an option.

13. RIGHTS AS A STOCKHOLDER. An Optionee shall have no rights as a stockholder with respect to any share covered by the option right until the Optionee shall have become the holder of record of such share of Stock, and no adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights in respect of such share for which the record date is prior to the date on which the Optionee shall have become the holder of record thereof, except for the adjustments required under the provisions of Section 12 hereof.

14. RESTRICTIONS ON TRANSFER OF STOCK. The Committee shall determine, with respect to each option, the nature and extent of the restrictions, if any, to be imposed on the shares of Stock which may be purchased thereunder, including restrictions on the transferability of such shares acquired through the exercise of such option. Without limiting the generality of the foregoing, the Committee may impose conditions restricting absolutely the transferability of shares acquired through the exercise of options for such period(s) as the Committee may determine and, further, that in the event the Optionee's employment by the Company terminates during the period in which such shares are nontransferable, the Optionee shall be required to sell such shares back to the Company at such price as the Committee may specify in the option.

15. INVESTMENT PURPOSE. At the time of any exercise of any option right, the Company may, if it shall deem it necessary or desirable for any reason, require the Optionee to represent in writing to the Company and/or EMC Group, or to present any other evidence satisfactory to the Company, in its sole discretion, that it is such person's then-present intention to acquire the Stock for investment purposes only and not with a view to the near-term distribution thereof. In such event no shares shall be issued to such person unless and until the Company, in its sole discretion, is satisfied with the correctness of such representation, and the Company may consider the past stock trading or distribution practices of the Optionee in making such determination.

16. REGULATORY APPROVALS AND LISTING. EMC Group shall not be required to issue any certificate or certificates for shares of Stock upon the exercise of an option granted under the Plan prior to the completion of any registration or other qualification of such shares under any state or federal law or rulings or regulations of any governmental body which EMC Group shall, in its sole discretion, determine to be necessary or advisable.

17. INDEMNIFICATION AND EXCULPATION. The Company shall indemnify to the full extent permitted by law any person who is made or threatened to be made a party to any action, suit or proceeding (whether civil, criminal, administrative or investigative) by reason of any action taken or failure to act under the Plan while such person or his or her testator or intestate is or was the administrator or a member of the Board or of the Committee or of the Board of Directors of EMC Group. The foregoing right of indemnification

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shall not be exclusive of any other right to which such person may be entitled as a matter of law or otherwise (including but not limited to the Bylaws of the Company) or any power that the Company may have to indemnify or hold such person harmless.

       The administrator and each member of the Committee or of the respective Boards of Directors, and each officer and employee of the Company and EMC Group, shall be fully justified in relying or acting in good faith upon any information furnished in connection with the administration of the Plan by any appropriate person or persons other than such person. In no event shall any person who is or shall have been an administrator or a member of the Committee or of the Boards of Directors, or an officer or employee of the Company or EMC Group, be held liable for any determination made or other action taken or any omission to act in reliance upon any such information, or for any failure to act, if in good faith. The foregoing right shall not be exclusive of any other right to which such person may be entitled as a matter of law or otherwise (including without limitation the Bylaws of the Company or EMC Group).

18. TERM OF PLAN. No option shall be granted pursuant to this Plan after December 31, 2012, but options theretofore granted may extend beyond that date and the terms and conditions of this Plan shall continue to apply thereto and to shares of Stock acquired upon exercise of such options.

19. AMENDMENT AND TERMINATION OF THE PLAN. The Board may at any time or times amend the Plan for the purpose of satisfying the requirements of any changes in applicable laws or regulations or for any other purpose which may at the time be permitted by law, provided that no such amendment (except to the extent explicitly required or permitted herein) will, without the approval of the shareholders of EMC Group, (a) increase the maximum number of shares available under the Plan; (b) reduce the purchase price of Stock for which options may be exercised; (c) cause options issued under the Plan to fail to meet the requirements of an "Incentive Stock Option Plan" as provided in
Section 422 of the Internal Revenue Code, as amended or restated from time to time; (d) amend the provisions of this Section 19 of the Plan; or (e) be adopted where shareholder approval is required by Section 16 of the 1934 Act, by any national securities exchange or system on which the Stock is listed or reported, or by a regulatory body having jurisdiction with respect thereto; and no such amendment will adversely affect the rights of an Optionee (without his or her consent) under any unexercised option previously granted. Notwithstanding the foregoing, the Board may, without shareholder approval, increase the number of shares which may be issued under the Plan to reflect adjustments made pursuant to Section 12 of the Plan.

       The Plan may be permanently terminated or temporarily suspended at any time by the Board, but no such termination or temporary suspension shall adversely affect the rights and privileges of Optionees without their consent.

20. EFFECTIVE DATE. This Plan shall, subject to approvals at the 2002 Annual Meeting of the policyholders of the Company and at the 2002 Annual Meeting of the shareholders of EMC Group, be deemed effective on the first day of January, 2003.

21. TITLES. Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Plan.

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22.    GOVERNING LAWS.  This Plan and all rights and obligations under the
Plan shall be construed in accordance with and governed by the laws of the State of Iowa.